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                                                                      EXHIBIT 23







                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Statement Nos. 33-54879, 33-48490, 33-48673, 33-52797, 33-52799 and 33-61351) and the Prospectus constituting part of the Registration Statement on Form S-3 (Registration Statement No. 33-74665) of Kmart Corporation of our report dated March 1, 1999 appearing on page 21 of the Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 10-K for the year ended January 27, 1999.




PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan
April 12, 1999